THIS  SUBORDINATED  CONVERTIBLE  NOTE HAS NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENERAL ACCEPTANCE CORPORATION, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.


                        12% SUBORDINATED CONVERTIBLE NOTE

                                                       Dated: September 16, 1997

         For value received, General Acceptance Corporation, an Indiana corporation with its principal offices at 1025 Acuff Road, Bloomington, Indiana 47404 (the "Maker"), hereby promises to pay to the order of Conseco, Inc. ("Conseco"), an Indiana corporation with its principal offices at 11825 North Pennsylvania Street, Carmel, Indiana 46032, or its assigns (collectively, the "Holder"), at its principal office or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the aggregate unpaid principal amount (the "Principal Amount") from time to time paid, by or on behalf of, Conseco, pursuant to that certain Limited Continuing Guarantee of even date herewith pursuant to which Conseco guarantees (the "Guaranty") certain obligations of Maker to General Electric Capital Corporation ("GE Capital"), and interest, as provided herein, all without relief from valuation or appraisement laws. This Note is being delivered in connection with that certain Agreement by and among the Maker and Conseco, of even date herewith (the "September Agreement"). The terms and provisions of the September Agreement shall govern the terms and provisions of this Note and any conflict between this Note and the September Agreement shall be resolved by the September Agreement.

         1. Payment of Principal. Subject to acceleration as provided for elsewhere in this 12% Subordinated Convertible Note (the "Note"), the Maker shall pay to the Holder the principal balance from time to time outstanding under this Note immediately upon written demand therefor from the Holder, plus all accrued and unpaid interest on such principal balance of this Note as of the date of such payment.

         2. Calculation of Principal. The Maker is hereby authorized to endorse the date and amount of each payment paid, by or on behalf of Conseco, pursuant to the Guaranty, and each repayment made by the Maker pursuant to this Note, on the schedule which is attached to and constitutes a part of this Note, which shall constitute prima facie evidence, absent manifest error, of the accuracy of the information contained herein; provided, however, that the failure of the Holder to endorse or record any such payment made pursuant to the Guaranty or any payments or repayments made by the Maker hereunder shall not affect the obligations of the Maker hereunder.


         3. Interest. Interest on the unpaid principal balance hereof existing from time to time shall accrue at the rate of 12% per annum; provided, however, interest shall accrue at the rate of 15% per annum so long as an "Event of Default," as specified in Section 4(a), exists hereunder, provided, however, that in the event of an Event of Default under Section 4(a)(i) herein, such 15% interest shall not begin to accrue until 30 days after the earlier of (x) the date payment in full is made of all Senior Indebtedness; or (y) payment hereunder or the release of collateral is permitted by the Senior Lender. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 360-day year. Interest shall be due and payable on the date each payment of principal becomes due and payable hereunder as provided above.

         4.       Default and Remedy.

         (a)      An  "Event  of  Default"   under  this  Note  shall  mean  the
                  occurrence of any of the following events: (i) the Maker defaults in the payment of principal of or interest on this Note when due and the Maker does not cure that default within 5 days after the due date; (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the does not cure that default within 30 days after receipt by the Maker of written notice from the Holder; (iii) an "Event of Default" or a "Triggering Event", both as defined in the September Agreement, shall occur; or (iv) the Maker commences proceedings in any court under the United States Bankruptcy Code, or any other debtors' relief or insolvency act, whether state or federal (the "Bankruptcy Laws"), or any other person commences proceedings under the Bankruptcy Laws against the Maker and those proceedings are not stayed or dismissed within 60 days.

         (b) If any Event of Default occurs and is continuing, then the Holder shall have the right and option to declare, by notice in writing sent by registered or certified mail to the Maker, the full unpaid principal balance hereof, together with all accrued and unpaid interest thereon, immediately due and payable without further demand, notice, or presentment for payment. Alternatively, if a Triggering Event occurs, the Holder shall have the right and option to cause the Maker to redeem this Note pursuant to the procedure set forth in
                  Section 10.2 of the September Agreement.

         (c) If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.

         5.       Subordination.

         (a) Subordination to Senior Debt. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Indebtedness (as hereafter defined) to the extent and in the manner set forth in this Section 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as hereinafter defined) with respect to the Senior Indebtedness held by or payable to that Senior Lender. Each subsection of this Section 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection.

         (b) Payment Default on Senior Indebtedness. If at any time a default occurs in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) ("Payment Default") of any Senior Indebtedness, then at all times thereafter until (i) the Payment Default has been cured, (ii) the Payment Default or the benefits of this sentence have been waived in writing by or on behalf of the Senior Lenders holding that Senior Indebtedness, or (iii) payment in full of all affected Senior Indebtedness, the Maker shall not, directly or indirectly, make any Distribution of Assets (as hereinafter defined) or Payment (as hereinafter defined) with respect to this Note.

         (c) Dissolution, Liquidation or Reorganization of Maker. In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), upon an assignment for the benefit of creditors, or any other marshaling of the assets of the Maker, then payment in full of all Senior Indebtedness then or thereafter to become due shall occur before the Holder shall be entitled to receive or retain any Distribution of Assets or Payment with respect to this Note. In any such proceedings, any Distribution of Assets or Payment to which the Holder would be entitled if this Note were not subordinated to the Senior Indebtedness shall be paid by the Maker or the agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to each Senior Lender, pro forma, to the extent necessary to make payment in full of all Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

         (d) Subrogation. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of this Section 5 and which are received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Indebtedness, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Indebtedness until this Note shall be paid in full.

        (e) Payments Held in Trust. If the Holder receives any Distribution of Assets or Payment which the Holder is not entitled to retain under the provisions of this Section 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

         (f) Changes in Senior Indebtedness. Except as otherwise provided in the Guaranty, any Senior Lender may at any time and from time to time with notice to the Holder: (i) extend, renew, modify, waive or amend the terms of the Senior Indebtedness;
                  (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness or amend or waive the terms of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however to the Senior Indebtedness; and (vi) take any other action which otherwise might be deemed to impair the Holder's rights. Except a otherwise provided in the Guaranty, and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

         (g) Third-Party Beneficiary, Etc.. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand. Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

         (h) Definitions. As used in this Section 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

                           "Distribution of Assets" means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

                           "Payment" means payment of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

                           "Representative" means, with respect to any Senior Indebtedness, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture, agreement or document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise designated by the holders of such Senior Indebtedness.

                           "Senior   Indebtedness"   shall   have  the   meaning
                           specified in the September Agreement.

                           "Senior Lender" or "Senior Lenders" means one or more of the holders of Senior Indebtedness.


         6.       Conversion.

         (a) The Holder may, at the Holder's option, at any time, and from time to time, prior to payment in full of outstanding indebtedness under this Note, convert the outstanding Principal Amount of this Note (but not to exceed $10,000,000) and any accrued but unpaid interest due pursuant to Section 1 above (the "Conversion Amount"), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, no par value of the Maker (the "Common Shares"), at a rate equal to the higher of (x) the book value per Common Share of the Maker determined in accordance with generally accepted accounting principles consistently applied as of the time of such request for conversion, or (y) $0.25 per Common Share (in either case subject to adjustment as set forth in Section 7) (the "Conversion Rate"). In order to exercise this conversion right, the Holder must send written notice of the request for conversion to the Maker at least 10 days prior to the specified conversion date. On the conversion date (or as soon thereafter as is reasonably practicable), the Maker shall issue to the Holder a share certificate for the Common Shares acquired upon conversion.

         (c) Notwithstanding any other provisions of this Section 6 to the contrary, the conversion rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Maker to establish compliance with such laws.

         (d) The Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, the number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Note, the Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose. The Maker further covenants that all shares that may be issued upon the conversion of this Note and payment of the Conversion Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof. The Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the conversion of this Note.

         7.       Adjustments.

                  (a)      Reorganization, Merger or Sale of Assets

                           If at any  time  while  this  Note,  or  any  portion
                  thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Maker is not the surviving entity, or a reverse triangular merger in which the Maker is the surviving entity but the shares of the Maker's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Maker's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 7. The foregoing provisions of this Section 7(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Maker's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

                  (b)      Reclassification.

                           If the Maker,  at any time  while  this Note,  or any
                  portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the Conversion Price or number of shares received upon such conversion shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

                  (c)      Split, Subdivision or Combination of Shares.

                           If the  Maker at any time  while  this  Note,  or any
                  portion thereof, remains outstanding shall split, subdivide or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the number of shares issuable upon conversion shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) Adjustments for Dividends in Stock or Other Securities or Property.

                           If while this Note,  or any portion  hereof,  remains
                  outstanding and unexpired the holders of the securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Maker by way of dividend, then and in each case, this Note shall represent the right to acquire upon conversion, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Maker that such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/all other additional stock, other securities or property available by this Note as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

                  (e)      Issuance of Shares Below Conversion Price.

                           (1) If while this Note, or any portion hereof, remains outstanding, the Maker shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock (except upon the exercise of stock options granted pursuant to the Company's Stock Option Plan approved by the Board), the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted upon such issuance to a price equal to the price paid per share for such Additional Shares of Common Stock.

                           (2) For the purpose of the  calculations  provided in
                  this Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional

                  Shares of Common Stock (such Common Stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Maker upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Maker.

                           If any  such  rights  or  options  or the  conversion
                  privilege represented by any such Convertible Securities shall expire prior to the Maturity hereof without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Maker for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Maker on the conversion of such Convertible Securities.

                  (3) For the purpose of the  calculations  provided for in this
                  Section 7(e), if at any time or from time to time after the date hereof the Maker shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Conversion Price, the Maker shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Maker for the issuance of such rights or options, plus the consideration, if any, payable to the Maker upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

                           (4) The term  "Additional  Shares of Common Stock" as
                  used herein shall mean all shares of Common Stock issued or deemed issued by the Maker after the date hereof, other than
                  (i) securities issued pursuant to or in connection with the terms of the September Agreement; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the date hereof; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Maker's stock option plan; (iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger, consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors and all of the Conseco Directors (as defined in the September Agreement).

                  (f)      No Impairment.

                           Maker will not,  by any  voluntary  action,  avoid or
                  seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

         8. Notices. (a) Whenever the number of shares issuable or the Conversion Price hereunder shall be adjusted pursuant to Section 7 hereof, the Maker shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Conversion Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder.

         (b) All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed as follows:

If to the Maker, to:
                                    General Acceptance Corporation
                                    1025 Acuff Road
                                    Bloomington, Indiana 47404

                                    Attention: Chief Financial Officer
                                    Fax: (812) 337-6029


Copies to:
                                    Mr. Russell Algood
                                    2800 South Olcott Boulevard
                                    Bloomington, Indiana 47401

                           and

                                    Hackman McClarnon Hulett & Cracraft
                                    Suite 2400 One Indiana Square
                                    Indianapolis, Indiana 46204
                                    Attention: Marvin L. Hackman
                                    Fax: (317) 686-3288

If to the Holder, to:

                                    Conseco, Inc.
                                    11825 North Pennsylvania Street
                                    Carmel, Indiana 46032
                                    Attention:  John Sabl
                                    Fax: (317) 817-6327

or to such other address as may be specified in writing by any of the above.

         9. Remedies. The remedies provided by this Note shall be cumulative, and shall be in addition to and not exclusive of other remedies available under or pursuant to the September Agreement, at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, the September Agreement or any other agreement between the Maker and the Holder or any affiliate of the Holder, at law, or in equity.

         10.      Miscellaneous.

         (a) Whenever used herein, the singular includes the plural and the plural includes the singular. The term "Maker" means the corporation named in the opening paragraph hereof and its successors and assigns.

         (b) Indiana law shall govern this interpretation, construction, and enforcement of this Note and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Note may be maintained only in the federal district court for the Southern District of Indiana, Indianapolis Division (or any successor jurisdiction) or in an Indiana state court in Hamilton County or one of the counties immediately contiguous to Hamilton County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

         (c) The Maker and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree to the release of any party primarily or secondarily liable hereon,
                  (iii) agree that the Holder shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon or to enforce its rights against them, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

         (d) The Holder, by acceptance hereof, acknowledges that this Note and the shares to be issued upon conversion hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Note or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Note, the Holder shall, if requested by the Maker, confirm in writing, in a form satisfactory to the Maker, that the shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                           All  shares  issued  upon  exercise  hereof  shall be
                  stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                           The  Holder  shall be  entitled  to the  registration
                  rights set forth in that certain Registration Rights Agreement of even date herewith by and between the Maker and the Holder.

         (e) The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.

         IN WITNESS WHEREOF, the Maker has executed, acknowledged, and delivered this Note as of the day and year first above written.


                                     GENERAL ACCEPTANCE CORPORATION



                                     By: /S/R. E. ALGOOD
                                         ---------------------------
                                         President

Accepted and agreed to this 16th day of September, 1997:


CONSECO, INC.



By: /s/ROLLIN M. DICK
    --------------------------
    Rollin M. Dick
    Executive Vice President,
     Chief Financial Officer

Schedule Attached to 12% Subordinated Convertible Note dated September 16, 1997 of GENERAL ACCEPTANCE CORPORATION, payable to the order of CONSECO, INC.

                                                 PAYMENTS AND REPAYMENTS
         Date                   Amount of             Amount Repaid         Unpaid Principal          Notation Made
                              Payment Made                                       Balance                    By
                               Pursuant to
                                Guaranty









